Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333- 262557

Pricing Supplement dated August 12, 2022 to the
Product Supplement MLN-EI-1 dated March 4, 2022 and
Prospectus dated March 4, 2022

The Toronto-Dominion Bank
$2,982,000
Market Linked Securities - Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2024

The Toronto-Dominion Bank (“TD” or “we”) has offered the Market Linked Securities - Auto-Callable with Contingent Coupon and Contingent Downside (the “Securities”) linked to the lowest performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index (each, a “Reference Asset” and, together the “Reference Assets”) described below. The “Lowest Performing Reference Asset” on any Valuation Date will be the Reference Asset with the lowest Percentage Change on that Valuation Date. For each Reference Asset, the “Percentage Change” on any Valuation Date will be equal to the change in the Closing Level of such Reference Asset on such Valuation Date, as compared to its Initial Level (the Closing Level of such Reference Asset on the Pricing Date).
Contingent Coupon Payments. Unlike ordinary debt securities, the Securities do not provide for fixed payments of interest. The Securities will pay a Contingent Coupon Payment on each Contingent Coupon Payment Date until the earlier of the Maturity Date or automatic call if, and only if, the Closing Level of the Lowest Performing Reference Asset on the related Valuation Date is greater than or equal to its Coupon Threshold Level. However, if on any Valuation Date, the Closing Level of the Lowest Performing Reference Asset is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment on the related Contingent Coupon Payment Date. If the Closing Level of the Lowest Performing Reference Asset (which may vary over the term of the Securities) is less than its Coupon Threshold Level on each Valuation Date, you will not receive any Contingent Coupon Payments throughout the entire term of the Securities and will not receive a positive return on the Securities. Accordingly, Contingent Coupon Payments are not guaranteed and you should not view Contingent Coupon Payments as ordinary periodic interest payments. The Coupon Threshold Level for each Reference Asset is equal to 50.00% of its Initial Level. The Contingent Coupon Rate is 5.55% per annum.
Automatic Call. If the Closing Level of the Lowest Performing Reference Asset on any of the quarterly Valuation Dates, beginning with the Valuation Date scheduled to occur in February 2023 and ending with the Valuation Date scheduled to occur in August 2024, is greater than or equal to its Initial Level, we will automatically call the Securities for the Principal Amount plus the Contingent Coupon Payment applicable to that Valuation Date.
Potential Loss of Principal. If the Securities are not automatically called prior to the Maturity Date, the amount that you will be paid on your Securities at maturity will be based on the performance of the Lowest Performing Reference Asset from its Initial Level to its Closing Level on the Final Valuation Date (its “Final Level”). If the Securities are not automatically called, you will receive the Principal Amount per Security at maturity if, and only if, the Final Level of the Lowest Performing Reference Asset is greater than or equal to its Downside Threshold Level. However, if the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, you will have full downside exposure to the decrease in the level of the Lowest Performing Reference Asset from its Initial Level to its Final Level, and will lose more than 50.00%, and possibly all, of the Principal Amount at maturity. Specifically, you will lose 1% of the Principal Amount for each 1% decrease in the Lowest Performing Reference Asset from its Initial Level to its Final Level and you may lose all of the Principal Amount. The Downside Threshold Level for each Reference Asset is equal to 50.00% of its Initial Level.
Any payments on the Securities are subject to our credit risk.
Your return on the Securities will depend solely on the performance of the Reference Asset that is the Lowest Performing Reference Asset on each Valuation Date. You will not benefit in any way form the performance of any better performing Reference Asset. Therefore, you will be adversely affected if any Reference Asset performs poorly, and such poor performance will not be offset or mitigated by positive or less negative performance by any other Reference Asset.
The Securities are unsecured and are not savings accounts or insured deposits of a bank.  The Securities are not insured or guaranteed by the Canada Deposit Insurance Corporation (the “CDIC”), the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States.
The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
The Securities do not guarantee the payment of any Contingent Coupon Payments or the return of the Principal Amount. You will be exposed to the market risk of the Lowest Performing Reference Asset on each Valuation Date. If the Securities are not called prior to maturity and the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, investors may lose up to their entire investment in the Securities. Any payments on the Securities are subject to our credit risk.

The Securities have complex features and investing in the Securities involves a number of risks. See “Additional Risk Factors” beginning on page P-9 of this pricing supplement, “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the product supplement MLN-EI-1 dated March 4, 2022 (the “product supplement”) and “Risk Factors” on page 1 of the prospectus dated March 4, 2022 (the “prospectus”).
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We will deliver the Securities in book-entry only form through the facilities of The Depository Trust Company on the Issue Date against payment in immediately available funds.
The estimated value of the Securities at the time the terms of your Securities were set on the Pricing Date was $960.80 per Security, as discussed further under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page P-11 and “Additional Information Regarding the Estimated Value of the Securities” herein. The estimated value is less than the public offering price of the Securities.
	Public Offering Price[1]	Underwriting Discount[2]	Proceeds to TD
Per Security	$1,000.00	$18.25	$981.75
Total	$2,982,000.00	$54,421.50	$2,927,578.50
1 Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The price for investors purchasing the Securities in these accounts may have been as low as $981.75 (98.175%) per $1,000 Principal Amount per Security.
2 The Agents will receive a commission of $18.25 (1.825%) per $1,000 Principal Amount per Security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the Securities. The Agents may resell the Securities to other securities dealers at the Principal Amount less a concession of $12.50 (1.25%) per $1,000 Principal Amount per Security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. TD will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities. In respect of certain Securities sold in this offering, we may pay a fee of up to $2.50 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers. See “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” herein.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC

Summary
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product supplement and the prospectus.
Issuer:	The Toronto-Dominion Bank
Issue:	Senior Debt Securities, Series E
Type of Security:	Market Linked Securities - Auto-Callable with Contingent Coupon and Contingent Downside Principal at Risk Securities
Reference Assets:	Dow Jones Industrial Average® (Bloomberg Ticker: INDU, “INDU”), Russell 2000® Index (Bloomberg Ticker: RTY, “RTY”) and S&P 500® Index (Bloomberg Ticker: SPX, “SPX”)
CUSIP / ISIN:	89114YAT8 / US89114YAT82
Agents:
TDS and Wells Fargo Securities. The Agents will receive a commission of $18.25 and may resell the Securities to other securities dealers, including securities dealers acting as custodians, at the Principal Amount less a concession of $12.50 per Security. Such securities dealers may include WFA, an affiliate of Wells Fargo Securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $2.50 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof.
Principal Amount:	$1,000 per Security
Pricing Date:	August 12, 2022
Issue Date:
August 17, 2022, which is three Business Days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two Business Days (“T+2”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to two Business Days before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three Business Days (“T+3”), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity Date:
August 15, 2024 (scheduled to be 3 Business Days following the Final Valuation Date), or if such day is not a Business Day, the next succeeding Business Day, subject to postponement as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Contingent Coupon Payment:
On each Contingent Coupon Payment Date the Securities will pay a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate if, and only if, the Closing Level of the Lowest Performing Reference Asset on the related Valuation Date is greater than or equal to its Coupon Threshold Level.
Each “Contingent Coupon Payment”, if any, per Security will be equal to:
$1,000 × Contingent Coupon Rate
4
If on any Valuation Date, the Closing Level of the Lowest Performing Reference Asset is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment on the related Contingent Coupon Payment Date. If the Closing Level of the Lowest Performing Reference Asset is less than its Coupon Threshold Level on each Valuation Date, you will not receive any Contingent Coupon Payments over the term of the Securities and will not receive a positive return on the Securities.
Any Contingent Coupon Payments will be rounded to the nearest cent, with one-half cent rounded upward.

Contingent Coupon Rate:	5.55% per annum

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-2

Valuation Dates:
Quarterly, on the 12th day of each February, May, August and November, commencing on November 12, 2022 and ending on August 12, 2024 (which is also the “Final Valuation Date”), each subject to postponement for market disruption events and non-trading days, as described under “Additional Terms of Your Securities — Market Disruption Events” herein.

Contingent Coupon Payment Dates:
Three business days after the applicable Valuation Date (as each such Valuation Date may be postponed pursuant to “—Postponement of a Valuation Date” below, if applicable); provided that the Contingent Coupon Payment Date for the Final Valuation Date is the Maturity Date.  If a Contingent Coupon Payment Date is postponed, the Contingent Coupon Payment, if any, due on that Contingent Coupon Payment Date will be made on that Contingent Coupon Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Contingent Coupon Payment Date, that is, with no additional amount accruing or payable as a result of the postponement.

Coupon Threshold Level:	With respect to INDU: 16,880.525, with respect to RTY: 1,008.308 and with respect to SPX: 2,140.075, in each case, equal to 50.00% of its Initial Level, as determined by the Calculation Agent.
Automatic Call Feature:
If the Closing Level of the Lowest Performing Reference Asset on any of the quarterly Valuation Dates, beginning with the Valuation Date scheduled to occur in February 2023 and ending with the Valuation Date scheduled to occur in May 2024, is greater than or equal to its Initial Level, the Securities will be automatically called, and on the related Call Payment Date, you will receive a cash payment per Security equal to the Principal Amount plus the final Contingent Coupon Payment.
If the Securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the Securities after such Call Payment Date. You will not receive any notice from us if the Securities are automatically called.

Call Payment Date:	Three business days after the applicable Valuation Date (as each such Valuation Date may be postponed pursuant to “—Postponement of a Valuation Date” below, if applicable).
Payment at Maturity:
If the Securities are not automatically called prior to maturity, the Payment at Maturity per Security, if any, (in addition to the final Contingent Coupon Payment, if one is payable with respect to the Final Valuation Date) will be based on the performance of the Lowest Performing Reference Asset, calculated as follows:
•    If the Final Level of the Lowest Performing Reference Asset is greater than or equal to its Downside Threshold Level:
Principal Amount of $1,000.
•    If the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level:
Principal Amount + (Principal Amount × Percentage Change of the Lowest Performing Reference Asset on the Final Valuation Date)
If the Securities are not automatically called prior to maturity and the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, investors will have full downside exposure to the decrease in the level of the Lowest Performing Reference Asset from its Initial Level and will lose more than 50.00%, and possibly all, of the Principal Amount. Specifically, investors will lose 1% of the Principal Amount for each 1% decrease in the level of the Lowest Performing Reference Asset from its Initial Level to its Final Level and may lose all of the Principal Amount.
Any positive return on the Securities will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of any Reference Asset, but you will have full downside exposure to the Lowest Performing Reference Asset on the Final Valuation Date if the Final Level of that Reference Asset is less than its Downside Threshold Level.
All amounts used in or resulting from any calculation relating to the Payment at Maturity, will be rounded upward or downward as appropriate, to the nearest cent.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-3

Percentage Change:	With respect to any Reference Asset on any Valuation Date, the Percentage Change will be calculated as follows: Closing Level on such Valuation Date – Initial Level Initial Level
Lowest Performing Reference Asset:	For any Valuation Date, the Reference Asset with the lowest Percentage Change as of such Valuation Date.
Initial Level:	With respect to INDU: 33,761.05, with respect to RTY: 2,016.616 and with respect to SPX: 4,280.15, in each case, equal to its Closing Level on the Pricing Date
Final Level:	With respect to each Reference Asset, its Closing Level on the Final Valuation Date
Downside Threshold Level:	With respect to INDU: 16,880.525, with respect to RTY: 1,008.308 and with respect to SPX: 2,140.075, in each case, equal to 50.00% of its Initial Level, as determined by the Calculation Agent
Closing Level:
For each Reference Asset, the Closing Level will be its official closing level or the official closing level of any successor index (as defined in the accompanying product supplement) published by its Index Sponsor (as defined in the accompanying product supplement) on any trading day.

Business Day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Trading Day:
For purposes of the Securities, the definition of “trading day” set forth in the product supplement is superseded.
A “trading day” means a day, as determined by the Calculation Agent, on which, (i) the relevant stock exchanges with respect to each security underlying such Reference Asset are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Reference Asset is scheduled to be open for trading for its regular trading session.
The “relevant stock exchange” for any security underlying a Reference Asset means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent. The “related futures or options exchange” for a Reference Asset means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to a Reference Asset.

U.S. Tax Treatment:
By purchasing the Securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Securities, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Reference Assets with associated contingent coupons. Pursuant to this approach, any Contingent Coupon Payment that you receive should be included in ordinary income at the time you receive the payment or when it accrues, depending on your regular method of accounting for U.S. federal income tax purposes. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. An investment in the Securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-4

Canadian Tax Treatment:
Please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”, which applies to the Securities. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-resident Holder in respect of the Securities will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act (as defined in the prospectus) contained in proposals to amend the Canadian Tax Act released by the Minister of Finance (Canada) on April 29, 2022 (the “Hybrid Mismatch Proposals”). Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all. We will not pay any additional amounts as a result of any withholding required by reason of the Hybrid Mismatch Proposals.

Calculation Agent:	TD
Listing:	The Securities will not be listed or displayed on any securities exchange or electronic communications network.
Canadian Bail-in:	The Securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in Law Event:	Not applicable; Notwithstanding anything to the contrary in the accompanying product supplement, the provisions relating to a “change in law event” shall not be applicable to the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-5

Investor Considerations
We have designed the Securities for investors who:
◾	can tolerate a loss of their entire initial investment;
◾	believe that the Closing Level of each Reference Asset will be equal to or greater than its Coupon Threshold Level on each Valuation Date;
◾	believe that, if the Securities are not automatically called, the Final Level of the Lowest Performing Reference Asset will be equal to or greater than its Downside Threshold Level;
◾
understand and accept that their return on the Securities is limited to any Contingent Coupon Payments received and will not participate in any appreciation of any of the Reference Assets, which may be significant;

◾
understand and accept that they will not receive a Contingent Coupon Payment if the Closing Level of any Reference Asset on a Valuation Date is less than its Coupon Threshold Level (and, accordingly, that you may not receive any Contingent Coupon Payments);

◾	understand that if the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level they will lose a significant portion or all of the Principal Amount;
◾
understand and accept that the Securities are not linked to a basket of the Reference Assets and that, if the Securities are not automatically called, the Payment at Maturity will be based solely on the performance of the Lowest Performing Reference Asset regardless of the performance of any other Reference Asset;

◾	understand that the term of the Securities may be as short as approximately 6 months;
◾
do not seek an investment that produces fixed periodic interest payments or other non-contingent sources of current income and are willing to forgo dividends paid on securities comprising the Reference Asset (the “Reference Asset Constituents”);

◾	are willing to accept the credit risk of TD;
◾	seek exposure to the Reference Assets generally and the Reference Asset Constituents specifically; and
◾	are willing to hold the Securities until maturity.
The Securities are not designed for, and may not be a suitable investment for, investors who:
◾	seek a liquid investment or are unable or unwilling to hold the Securities to an automatic call or maturity;
◾	cannot tolerate a loss of their entire initial investment;
◾	believe that the Closing Level of at least one Reference Asset will be less than its Coupon Threshold Level on one or more Valuation Dates;
◾
are unwilling to accept the risk that, if the Securities are not automatically called, the Final Level of the Lowest Performing Reference Asset may decrease by more than 50.00% from its Initial Level to its Final Level;

◾	seek a security with a fixed term;
◾
do not understand or accept that their return on the Securities is limited to any Contingent Coupon Payments received and will not participate in any appreciation of any of the Reference Assets, which may be significant;

◾	do not understand or accept that they will not receive a Contingent Coupon Payment if the Closing Level of any Reference Asset on a Valuation Date is less than its Coupon Threshold Level;
◾	do not understand that if the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level they will lose a significant portion or all of the Principal Amount;
◾
do not understand and accept that the Securities are not linked to a basket of the Reference Assets and that, if the Securities are not automatically called, the Payment at Maturity will be based solely on the performance of the Lowest Performing Reference Asset regardless of the performance of any other Reference Asset;

◾	are unwilling to purchase securities with an estimated value that, as of the Pricing Date, is less than the public offering price;
◾	seek certainty of current income from their investment or prefer to receive dividends paid on the Reference Asset Constituents;
◾	seek exposure to the Reference Assets but are unwilling to accept the risk/return trade-offs inherent in the Payment at Maturity for the Securities;
◾	are unwilling to accept the credit risk of TD;
◾	do not seek exposure to the Reference Assets generally or the Reference Asset Constituents specifically; or
◾	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-6

Additional Terms of Your Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-EI-1 (the “product supplement”), relating to our Senior Debt Securities, Series E, of which these Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The Securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
◾	Prospectus dated March 4, 2022: http://www.sec.gov/Archives/edgar/data/947263/000119312522066245/d203088d424b3.htm

◾	Product Supplement MLN-EI-1 dated March 4, 2022: http://www.sec.gov/Archives/edgar/data/947263/000114036122008011/brhc10034639_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.
Market Disruption Events. For purposes of the Securities, the definition of “market disruption event” and the postponement provisions set forth in the product supplement are superseded.
For purposes of the Securities, a “market disruption event” means, any of the following events as determined by the Calculation Agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Reference Asset or any successor index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Reference Asset or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Reference Asset or any successor index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Reference Asset or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Reference Asset or any successor index are traded or any related futures or options exchange with respect to such Reference Asset or any successor index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related  futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)
The relevant stock exchange for any security underlying such Reference Asset or successor index or any related futures or options exchange with respect to such Reference Asset or any successor index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:
(1)
the relevant percentage contribution of a security to the level of such Reference Asset or any successor index will be based on a comparison of (x) the portion of the level of such Reference Asset attributable to that security and (y) the overall level of such Reference Asset or successor index, in each case immediately before the occurrence of the market disruption event;

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-7

(2)
the “close of trading” on any trading day for such Reference Asset or any successor index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Reference Asset or successor index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Reference Asset or successor index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Reference Asset or successor index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)
the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Reference Asset or any successor index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)
an “exchange business day” means any trading day for such Reference Asset or any successor index on which each relevant stock exchange for the securities underlying such Reference Asset or any successor index and each related futures or options exchange with respect to such Reference Asset or any successor index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

For purposes of the Securities, the provisions set forth under “Valuation Date(s)” on page PS-19 of the accompanying product supplement are superseded. Notwithstanding anything to the contrary in the accompanying product supplement, the Valuation Dates (including the Final Valuation Date) are subject to postponement as set forth herein.
If any originally scheduled Valuation Date is not a trading day with respect to any Reference Asset, such Valuation Date for each Reference Asset will be postponed to the next succeeding day that is a trading day with respect to each Reference Asset.
If a market disruption event occurs or is continuing with respect to a Reference Asset on any Valuation Date, then such Valuation Date for such Reference Asset will be postponed to the first succeeding trading day for such Reference Asset on which no market disruption event occurs or is continuing with respect to the affected Reference Asset. However, if such first succeeding trading day has not occurred as of the eighth trading day for such Reference Asset after the originally scheduled Valuation Date, that eighth trading day shall be deemed to be the Valuation Date with respect to such Reference Asset. If a Valuation Date with respect to a Reference Asset has been postponed eight trading days after the originally scheduled Valuation Date and a market disruption event occurs or is continuing with respect to such Reference Asset on such eighth trading day, the Calculation Agent will determine the closing level of the affected Reference Asset on such eighth trading day in accordance with the formula for and method of calculating the closing level of such Reference Asset last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. Notwithstanding the postponement of a Valuation Date for a Reference Asset due to a market disruption event with respect to such Reference Asset on such Valuation Date, the originally scheduled Valuation Date will remain the Valuation Date for any Reference Asset not affected by a market disruption event on such day.
If a Valuation Date is postponed with respect to any Reference Asset, the corresponding Contingent Coupon Payment Date and Call Payment Date, as applicable, will be postponed to maintain the same number of Business Days between such dates as existed prior to the postponement(s); provided that if the Final Valuation Date is postponed, the Maturity Date will be the later of (i) the originally scheduled Maturity Date and (ii) three business days after the last Final Valuation Date as postponed. For the avoidance of doubt, a market disruption event with respect to one Reference Asset will not necessarily be a market disruption event with respect to any other Reference Asset.
Unavailability of the Level of a Reference Asset. In addition to the provisions set forth under “Unavailability of the Level of the Reference Asset; Modification to Method of Calculation” beginning on page PS-20 of the accompanying product supplement, the following provision will also apply for purposes of the Securities:
If on any Valuation Date an Index Sponsor fails to calculate and announce the level of a Reference Asset, the Calculation Agent will calculate a substitute closing level of the affected Reference Asset in accordance with the formula for and method of calculating such Reference Asset last in effect prior to the failure, but using only those securities that comprised such Reference Asset immediately prior to that failure; provided that, if a market disruption event occurs or is continuing with respect to such Reference Asset on that day, then the provisions set forth above under “— Market Disruption Events” above shall apply in lieu of the foregoing.
Change in Law Event. Notwithstanding anything to the contrary in the accompanying product supplement, the provisions relating to a “change in law event” shall not be applicable to the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-8

Additional Risk Factors
The Securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the Securities. For additional information as to these risks, please see “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus.
You should carefully consider whether the Securities are suited to your particular circumstances. Accordingly, investors should consult their investment, legal, tax, accounting and other advisors as to the risks concerning an investment in the Securities and the suitability of the Securities in light of their particular circumstances.
Risks Relating to Return Characteristics
Principal at Risk.
The Securities do not guarantee the return of the Principal Amount. If the Securities are not automatically called and the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, you will lose 1% of the Principal Amount of the Securities for each 1% that the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level and may lose all of the Principal Amount. For example, if the Lowest Performing Reference Asset declines by 50.1% from its Initial Level to its Final Level, you will not receive any benefit of the contingent downside feature and you will lose 50.1% of the Principal Amount per Security.
The Contingent Downside Feature Applies Only at Maturity.
You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Lowest Performing Reference Asset at such time is greater than or equal to its Downside Threshold Level.
You Will Not Receive Any Contingent Coupon Payment on Any Contingent Coupon Payment Date If the Closing Level of the Lowest Performing Reference Asset on the Corresponding Valuation Date Is Less Than its Coupon Threshold Level.
You will not receive a Contingent Coupon Payment on a Contingent Coupon Payment Date if the Closing Level of the Lowest Performing Reference Asset on the related Valuation Date is less than its Coupon Threshold Level. If the Closing Level of the Lowest Performing Reference Asset, which may change over the term of the Securities, is less than its Coupon Threshold Level on each Valuation Date over the term of the Securities, you will not receive any Contingent Coupon Payments, and you will not receive a positive return on your Securities. Generally, this non-payment of any Contingent Coupon Payment will coincide with a greater risk of principal loss on your Securities.
Your Potential Positive Return on the Securities Will Be Limited to the Contingent Coupon Payments Paid on the Securities, If Any, Regardless of Any Increase in the Level of any Reference Asset And May Be Less Than the Return on a Hypothetical Direct Investment in the Reference Assets.
The potential positive return on the Securities is limited to any Contingent Coupon Payments paid, meaning any positive return on the Securities will be composed solely by the sum of any Contingent Coupon Payments paid over the term of the Securities. Therefore, if the appreciation of any Reference Asset exceeds the sum of any Contingent Coupon Payments actually paid on the Securities, the return on the Securities will be less than the return on a hypothetical direct investment in such Reference Asset, in a security directly linked to the positive performance of such Reference Asset or in an investment in the stocks and other assets comprising the Reference Asset Constituents.
The Securities May Be Automatically Called Prior to the Maturity Date And Are Subject to Reinvestment Risk.
If your Securities are automatically called, the term of the Securities may be reduced to as short as approximately 6 months and no further payments will be owed to you under the Securities after the Call Payment Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to the Maturity Date. Furthermore, to the extent you are able to reinvest such proceeds in an investment with a comparable return for a similar level of risk, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.
Investors Are Exposed to the Market Risk of Each Reference Asset on Each Valuation Date (Including the Final Valuation Date).
Your return on the Securities is not linked to a basket consisting of the Reference Assets. Rather, it will be contingent upon the performance of each Reference Asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each Reference Asset on each Valuation Date. Poor performance by any Reference Asset over the term of the Securities will negatively affect your return and will not be offset or mitigated by a positive performance by any other Reference Asset. For instance, you will receive a negative return equal to the Percentage Change of the Lowest Performing Reference Asset if the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level on its Final Valuation Date, even if the Percentage Change of another Reference Asset is positive or has not declined as much. Accordingly, your investment is subject to the market risk of each Reference Asset. Additionally, the Lowest Performing Reference Asset is based on the Percentage Change of each Reference Asset on each Valuation Date and, therefore, may change over the term of the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-9

Because the Securities are Linked to the Lowest Performing Reference Asset, You Are Exposed to a Greater Risk of no Contingent Coupon Payments and Losing a Significant Portion or All of Your Initial Investment at Maturity than if the Securities Were Linked to a Single Reference Asset or Fewer Reference Assets.
The risk that you will not receive any Contingent Coupon Payments and lose a significant portion or all of your initial investment in the Securities is greater if you invest in the Securities than the risk of investing in substantially similar securities that are linked to the performance of only one Reference Asset or fewer Reference Assets. With more Reference Assets, it is more likely that the Closing Level or Final Level of any Reference Asset will be less than its Coupon Threshold Level on any Valuation Date than if the Securities were linked to a single Reference Asset or fewer Reference Assets.
In addition, the lower the correlation is between the performance of a pair of Reference Assets, the more likely it is that one of the Reference Assets will decline in value to a Closing Level or Final Level, as applicable, that is less than its Coupon Threshold Level or Downside Threshold Level on any Valuation Date. Although the correlation of the Reference Assets’ performance may change over the term of the Securities, the economic terms of the Securities, including the Contingent Coupon Rate, Coupon Threshold Level and Downside Threshold Level are determined, in part, based on the correlation of the Reference Assets’ performance calculated using our internal models at the time when the terms of the Securities are finalized. All things being equal, a higher Contingent Coupon Rate and lower Coupon Threshold Levels and Downside Threshold Levels are generally associated with lower correlation of the Reference Assets. Therefore, if the performance of a pair of Reference Assets is not correlated to each other or is negatively correlated, the risk that you will not receive any Contingent Coupon Payments or that the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level will occur is even greater despite a lower Downside Threshold Level and Coupon Threshold Level . Therefore, it is more likely that you will not receive any Contingent Coupon Payments and that you will lose a significant portion or all of your initial investment at maturity.
The Amount Payable on the Securities is Not Linked to the Level of the Lowest Performing Reference Asset at Any Time Other Than on the Valuation Dates (Including the Final Valuation Date).
Any payment on the Securities will be based only on the Closing Level of the Lowest Performing Reference Asset on each Valuation Date, subject to adjustment as described elsewhere in this pricing supplement. Even if the level of each Reference Asset appreciates prior to the applicable Valuation Date but then the level of at least one Reference Asset declines on such Valuation Date to a Closing Level that is less than its Coupon Threshold Level, you will not receive the applicable Contingent Coupon Payment on the related Contingent Coupon Payment Date and the Securities will not be automatically called. Similarly, the Payment at Maturity may be significantly less than it would have been had the Payment at Maturity been linked to the level of the Lowest Performing Reference Asset on one or more dates prior to such decline. Although the Closing Level of the Lowest Performing Reference Asset at other times during the term of the Securities may be higher than the Closing Level on one or more Valuation Dates, any payment of the applicable Contingent Coupon Payment or the Payment at Maturity will be based solely on the Closing Level of the Lowest Performing Reference Asset on the applicable Valuation Date as compared to the Initial Level, Coupon Threshold Level and/or Downside Threshold Level, as applicable.
The Contingent Coupon Rate Will Reflect, In Part, the Volatility of each Reference Asset and May Not Be Sufficient to Compensate You for the Risk of Loss at Maturity.
Generally, a higher volatility of the Reference Assets results in a greater likelihood that the Closing Level of the Lowest Performing Reference Asset could be less than its Coupon Threshold Level or Initial Level on a Valuation Date and its Downside Threshold Level on the Final Valuation Date. Volatility means the magnitude and frequency of changes in the level of a Reference Asset. This greater risk will generally be reflected in a higher Contingent Coupon Rate for the Securities as compared to the interest rate payable on our conventional debt securities with a comparable term. However, while the Contingent Coupon Rate is set on the Pricing Date, the volatility of a Reference Asset can change significantly over the term of the Securities, and may increase. The level of a Reference Asset could fall sharply on the Valuation Dates, which may result in Contingent Coupon Payments not being paid on the Securities, the Securities not being automatically called and the loss of a significant portion or all of your initial investment.
Risks Relating to Characteristics of the Reference Assets
There Are Market Risks Associated with each Reference Asset.
The levels of the Reference Assets can rise or fall sharply due to factors specific to each Reference Asset, its Reference Asset Constituents and their issuers (the “Reference Asset Constituent Issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. In addition, recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the Reference Asset Constituent Issuers and, therefore, the Reference Assets. You, as an investor in the Securities, should make your own investigation into the Reference Assets. For additional information, see “Information Regarding the Reference Assets” herein.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-10

The Securities are Subject to Risks Associated with Small-Capitalization Stocks.
The Securities are subject to risks associated with small-capitalization companies because the Reference Asset Constituents of RTY are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore RTY may be more volatile than an index in which a greater percentage of the Reference Asset Constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
The Reference Assets Reflect Price Return, Not Total Return, and You Will Not Have Any Rights to the Reference Asset Constituents.
The return on your Securities is based on the performance of the Reference Assets, which reflect the changes in the market prices of their respective Reference Asset Constituents. They are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on their respective Reference Asset Constituents. Additionally, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Reference Asset Constituents would have.
We Have No Affiliation with Any Index Sponsor and Will Not Be Responsible for Any Actions Taken by Any Index Sponsor.
No sponsor of any Reference Asset (each, an “Index Sponsor” as defined herein under “Information Regarding the Reference Assets”) is an affiliate of ours and no such entity will be involved in the offering of the Securities in any way. Consequently, we have no control of any actions of any Index Sponsor, including any actions of the type that would require the Calculation Agent to adjust any payment to you on the Securities. No Index Sponsor has any obligation of any sort with respect to the Securities. Thus, no Index Sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of, or return on, the Securities. None of our proceeds from the issuance of the Securities will be delivered to any Index Sponsor, except to the extent that we are required to pay an Index Sponsor licensing fees with respect to the related Reference Asset.
Past Performance of the Reference Assets Performance is Not Indicative of Future Performance of the Reference Assets.
The actual performance of the Reference Assets over the term of the Securities, as well as the amount payable on the Securities, may bear little relation to the historical closing levels of the Reference Assets or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Assets.
Risks Relating to Estimated Value and Liquidity
The Estimated Value of Your Securities Is Less Than the Public Offering Price of Your Securities.
The estimated value of your Securities is less than the public offering price of your Securities. The difference between the public offering price of your Securities and the estimated value of the Securities reflects costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.
The estimated value of your Securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the Securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the Securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the Securities is expected to increase the estimated value of the Securities at any time.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-11

The Estimated Value of the Securities Is Based on Our Internal Pricing Models, Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions.
The estimated value of your Securities is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the Pricing Date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the Securities in the secondary market. As a result, the secondary market price of your Securities may be materially less than the estimated value of the Securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value of Your Securities Is Not a Prediction of the Prices at Which You May Sell Your Securities in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Less Than the Public Offering Price of Your Securities and May Be Less Than the Estimated Value of Your Securities.
The estimated value of the Securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities, secondary market prices of your Securities will likely be less than the public offering price of your Securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be less than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.
The Temporary Price at Which We May Initially Buy the Securities in the Secondary Market May Not Be Indicative of Future Prices of Your Securities.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market (if the Agents make a market in the Securities, which they are not obligated to do) may exceed the estimated value of the Securities on the Pricing Date, as well as the secondary market value of the Securities, for a temporary period after the Pricing Date of the Securities, as discussed further under “Additional Information Regarding the Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the Securities in the secondary market may not be indicative of future prices of your Securities.
The Agent Discount, Offering Expenses and Certain Hedging Costs Are Likely to Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the Securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the Securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the Securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities.
There May Not Be an Active Trading Market for the Securities — Sales in the Secondary Market May Result in Significant Losses.
There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the Securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Securities in any secondary market could be substantial.
If you sell your Securities before the Maturity Date, you may have to do so at a substantial discount from the Principal Amount irrespective of the level of the Reference Asset, and as a result, you may suffer substantial losses.
If the Level of any Reference Assets Change, the Market Value of Your Securities May Not Change in the Same Manner.
Your Securities may trade quite differently from the performance of any of the Reference Assets. Changes in the level of any Reference Assets generally or the Lowest Performing Reference Asset specifically may not result in a comparable change in the market value of your Securities. Even if the level of each Reference Asset increases above its Initial Level during the term of the Securities, the market value of your Securities may not increase by the same amount and could decline.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-12

Risks Relating to Hedging Activities and Conflicts of Interest
There Are Potential Conflicts of Interest Between You and the Calculation Agent.
The Calculation Agent will, among other things, determine the amount payable on the Securities. We will serve as the Calculation Agent and may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions. For Example, the Calculation Agent may have to determine whether a market disruption event affecting a Reference Asset has occurred, which may, in turn, depend on the Calculation Agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the Calculation Agent may affect the amount payable on the Securities, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the Calculation Agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.
Each Valuation Date (including the Final Valuation Date) and the Related Payment Date (including the Maturity Date) is Subject to Market Disruption Events and Postponements.
Each Valuation Date (including the Final Valuation Date), and therefore the potential Call Payment Date and/or Contingent Coupon Payment Date (including the Maturity Date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Additional Terms of Your Securities – Market Disruption Events” in this pricing supplement.
Trading and Business Activities by TD or its Affiliates May Adversely Affect the Market Value of, and Any Amount Payable on, the Securities.
We, the Agents and our respective affiliates may hedge our obligations under the Securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of one or more of the Reference Assets or one or more of their Reference Asset Constituents, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of one or more of the Reference Assets or one or more of their Reference Asset Constituents.
These trading activities may present a conflict between the holders’ interest in the Securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Securities.
We, the Agents and our respective affiliates may, at present or in the future, engage in business with one or more Reference Asset Constituent Issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the Agents’ and our affiliates’ obligations, and your interests as a holder of the Securities. Moreover, we, the Agents or our affiliates may have published, and in the future expect to publish, research reports with respect to a Reference Asset or one or more Reference Asset Constituents. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any of these activities by us or one or more of our affiliates or the Agents or their affiliates may affect the price of a Reference Asset or one or more Reference Asset Constituents and, therefore, the market value of, and any amount payable on, the Securities.
Risks Relating to General Credit Characteristics
Investors Are Subject to TD’s Credit Risk, and TD’s Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Securities.
Although the return on the Securities will be based on the performance of the Lowest Performing Reference Asset, the payment of any amount due on the Securities is subject to TD’s credit risk. The Securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the Securities on each Contingent Coupon Payment Date, as well as the Call Payment Date or Maturity Date and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the Securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the Securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
Significant Aspects of the Tax Treatment of the Securities Are Uncertain.
Significant aspects of the U.S. federal income tax treatment of the Securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the Securities.
For a discussion of the Canadian federal income tax consequences of investing in the Securities, please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the further discussion herein under “Summary”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the Securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Securities and receiving the payments that might be due under the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-13

Determining Payment on a Contingent Coupon Payment Date and at Maturity
If the Securities have not been previously automatically called, on each Contingent Coupon Payment Date, whether or not you will receive a Contingent Coupon Payment will depend on the Closing Level of the Lowest Performing Reference Asset on the related Valuation Date.
Step 1: Determine which Reference Asset is the Lowest Performing Reference Asset on the applicable Valuation Date. The Lowest Performing Reference Asset on any Valuation Date is the Reference Asset with the lowest Percentage Change on that Valuation Date. The Percentage Change of a Reference Asset on a Valuation Date is the quotient, expressed as a percentage, of (i) its Closing Level on such Valuation Date minus its Initial Level, divided by (ii) its Initial Level.
Step 2: Determine whether a Contingent Coupon Payment is paid on the related Contingent Coupon Payment Date based on the Closing Level of the Lowest Performing Reference Asset on the relevant Valuation Date, as follows:

On the Maturity Date, if the Securities have not been automatically called, you will receive (in addition to any final Contingent Coupon Payment) a cash payment per Security, calculated as follows:
Step 1: Determine which Reference Asset is the Lowest Performing Reference Asset on the Final Valuation Date. The Lowest Performing Reference Asset on the Final Valuation Date is the Reference Asset with the lowest Percentage Change as of that date. The Percentage Change of a Reference Asset on the Final Valuation Date is the quotient, expressed as a percentage, of (i) its Final Level minus its Initial Level, divided by (ii) its Initial Level.
Step 2: Calculate the Payment at Maturity based on the Final Level of the Lowest Performing Reference Asset, as follows:

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-14

Hypothetical Payout Profile
The following profile illustrates the potential Payment at Maturity on the Securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Lowest Performing Reference Asset on the Final Valuation Date from its Initial Level to its Final Level, assuming the Securities have not been automatically called prior to the Maturity Date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Final Level of the Lowest Performing Reference Asset and whether you hold your Securities to maturity.  The performance of the better performing Reference Assets is not relevant to your return on the Securities.

Security Return
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
-100% -90% -80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Percentage Change of Lowest Performing Reference Asset
Lowest Performing Reference Asset
Security Return

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-15

Hypothetical Returns
If the Securities are automatically called:
If the Securities are automatically called prior to the Maturity Date, you will receive a cash payment on the related Call Payment Date equal to the Principal Amount plus the Contingent Coupon Payment otherwise due. In the event the Securities are automatically called, your total return on the Securities will equal any Contingent Coupon Payments received prior to the Call Payment Date and the Contingent Coupon Payment received on the Call Payment Date.
If the Securities are not automatically called:
If the Securities are not automatically called prior to the Maturity Date, the following table illustrates, for a range of hypothetical Percentage Changes of the Lowest Performing Reference Asset on the Final Valuation Date, the hypothetical Payment at Maturity per Security (excluding the final Contingent Coupon Payment, if any). The Percentage Change of the Lowest Performing Reference Asset on the Final Valuation Date is equal to the percentage change from its Initial Level to its Final Level (i.e., Final Level minus Initial Level, divided by Initial Level).

Hypothetical Percentage Change of Lowest Performing Reference Asset on Final Valuation Date	Hypothetical Payment at Maturity per Security
75.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
40.00%	$1,000.00
30.00%	$1,000.00
20.00%	$1,000.00
10.00%	$1,000.00
0.00%	$1,000.00
-10.00%	$1,000.00
-20.00%	$1,000.00
-25.00%	$1,000.00
-30.00%	$1,000.00
-40.00%	$1,000.00
-50.00%	$1,000.00
-50.01%	$499.90
-60.00%	$400.00
-75.00%	$250.00
-100.00%	$0.00
The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the Securities. As evidenced above, in no event will you have a positive rate of return based solely on the Payment at Maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the Securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the Securities are not automatically called prior to the Maturity Date, the actual amount you will receive at maturity will depend on the actual Final Level of the Lowest Performing Reference Asset. The performance of the better performing Reference Assets is not relevant to your return on the Securities.

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Hypothetical Contingent Coupon Payments On The Securities
Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called, if applicable, on a Contingent Coupon Payment Date prior to the Maturity Date. The examples do not reflect any specific Contingent Coupon Payment Date. The following examples assume that the Securities are subject to automatic call on the applicable Valuation Date. The Securities will not be subject to automatic call until the second Valuation Date, which is approximately 6 months after the Issue Date. The following examples reflect the Contingent Coupon Rate of 5.55% per annum and assume the hypothetical Initial Level, Coupon Threshold Level and Closing Levels for each Reference Asset indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Initial Level or Coupon Threshold Level. The hypothetical Initial Level of 100.00 for each Reference Asset has been chosen for illustrative purposes only and does not represent the actual Initial Level for any Reference Asset. The actual Initial Level and Coupon Threshold Level for each Reference Asset were determined on the Pricing Date and are set forth under “Summary” above. For historical data regarding the actual Closing Levels of the Reference Assets, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The Closing Level of the Lowest Performing Reference Asset on the relevant Valuation Date is greater than or equal to its Coupon Threshold Level and less than its Initial Level.  As a result, investors receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Securities are not automatically called.
	INDU	RTY	SPX
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Closing Level on relevant Valuation Date:	90.00	95.00	85.00
Hypothetical Coupon Threshold Level:	50.00	50.00	50.00
Percentage Change on Relevant Valuation Date:	-10.00%	-5.00%	-15.00%
In this example, SPX has the lowest Percentage Change and is therefore the Lowest Performing Reference Asset on the relevant Valuation Date. Since the hypothetical Closing Level of the Lowest Performing Reference Asset on the relevant Valuation Date is greater than or equal to its hypothetical Coupon Threshold Level but less than its hypothetical Initial Level, you would receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Securities would not be automatically called. The Contingent Coupon Payment would be equal to $13.88 per Security.
Example 2. The Closing Level of the Lowest Performing Reference Asset on the relevant Valuation Date is less than its Coupon Threshold Level.  As a result, investors do not receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Securities are not automatically called.
	INDU	RTY	SPX
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Closing Level on relevant Valuation Date:	40.00	120.00	150.00
Hypothetical Coupon Threshold Level:	50.00	50.00	50.00
Percentage Change on Relevant Valuation Date:	-60.00%	20.00%	50.00%
In this example, INDU has the lowest Percentage Change and is therefore the Lowest Performing Reference Asset on the relevant Valuation Date. Since the hypothetical Closing Level of the Lowest Performing Reference Asset on the relevant Valuation Date is less than its hypothetical Coupon Threshold Level, you would not receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date. In addition, even though the hypothetical Closing Levels of the other Reference Assets on the relevant Valuation Date are greater than their hypothetical Initial Levels, the Securities would not be automatically called. No Contingent Coupon Payment would be paid with respect to this Valuation Date. As this example illustrates, whether you receive a Contingent Coupon Payment and whether the Securities are automatically called on a Contingent Coupon Payment Date will depend solely on the Closing Level of the Lowest Performing Reference Asset on the relevant Valuation Date. The performance of the better performing Reference Assets is not relevant to your return on the Securities.

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Example 3. The Closing Level of the Lowest Performing Reference Asset on the relevant Valuation Date is greater than or equal to its Initial Level.  As a result, the Securities are automatically called on the applicable Contingent Coupon Payment Date for the Principal Amount per Security plus a final Contingent Coupon Payment.
	INDU	RTY	SPX
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Closing Level on relevant Valuation Date:	115.00	105.00	130.00
Hypothetical Coupon Threshold Level:	50.00	50.00	50.00
Percentage Change on Relevant Valuation Date:	15.00%	5.00%	30.00%
In this example, RTY has the lowest Percentage Change and is therefore the Lowest Performing Reference Asset on the relevant Valuation Date. Since the hypothetical Closing Level of the Lowest Performing Reference Asset on the relevant Valuation Date is greater than or equal to its hypothetical Initial Level, the Securities would be automatically called and you would receive the Principal Amount per Security plus a final Contingent Coupon Payment on the applicable Contingent Coupon Payment Date, which is also referred to as the Call Payment Date. On the Call Payment Date, you would receive $1,013.88 per Security. You will not receive any further payments after the Call Payment Date.
Hypothetical Payment at Maturity
Set forth below are examples of calculations of the Payment at Maturity, assuming that the Securities have not been automatically called prior to the Maturity Date and assuming the hypothetical Initial Level, Coupon Threshold Level, Downside Threshold Level and Final Levels for each Reference Asset indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Initial Level, Coupon Threshold Level or Downside Threshold Level. The hypothetical Initial Level of 100.00 for each Reference Asset has been chosen for illustrative purposes only and does not represent the actual Initial Level for any Reference Asset. The actual Initial Level, Coupon Threshold Level and Downside Threshold Level for each Reference Asset were determined on the Pricing Date and are set forth under “Summary” above. For historical data regarding the actual Closing Levels of the Reference Assets, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1: The Final Level of the Lowest Performing Reference Asset is greater than its Initial Level, the Payment at Maturity is equal to the Principal Amount of your Securities at maturity and you receive a final Contingent Coupon Payment.
	INDU	RTY	SPX
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Final Level on the Final Valuation Date:	145.00	135.00	125.00
Hypothetical Coupon Threshold Level:	50.00	50.00	50.00
Hypothetical Downside Threshold Level:	50.00	50.00	50.00
Percentage Change on Final Valuation Date:	45.00%	35.00%	25.00%
In this example, SPX has the lowest Percentage Change and is therefore the Lowest Performing Reference Asset on the Final Valuation Date. Since the hypothetical Final Level of the Lowest Performing Reference Asset is greater than its hypothetical Downside Threshold Level, the Payment at Maturity would equal the Principal Amount. Although the hypothetical Final Level of the Lowest Performing Reference Asset is significantly greater than its hypothetical Initial Level in this scenario, the Payment at Maturity will not exceed the Principal Amount. In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $1,000 per Security as well as a final Contingent Coupon Payment.
Example 2: The Final Level of the Lowest Performing Reference Asset is less than its Initial Level but greater than its Downside Threshold Level and its Coupon Threshold Level, the Payment at Maturity is equal to the Principal Amount of your Securities at maturity and you receive a final Contingent Coupon Payment.
	INDU	RTY	SPX
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Final Level on the Final Valuation Date:	85.00	115.00	110.00
Hypothetical Coupon Threshold Level:	50.00	50.00	50.00
Hypothetical Downside Threshold Level:	50.00	50.00	50.00
Percentage Change on Final Valuation Date:	-15.00%	15.00%	10.00%
In this example, INDU has the lowest Percentage Change and is therefore the Lowest Performing Reference Asset on the Final Valuation Date. Since the hypothetical Final Level of the Lowest Performing Reference Asset is less than its hypothetical Initial Level, but greater than or equal to its hypothetical Downside Threshold Level, you would be repaid the Principal Amount of your Securities at maturity. In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $1,000 per Security as well as a final Contingent Coupon Payment.

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Example 3. The Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, the Payment at Maturity is less than the Principal Amount of your Securities at maturity and you do not receive a final Contingent Coupon Payment.
	INDU	RTY	SPX
Hypothetical Initial Level:	100.00	100.00	100.00
Hypothetical Final Level on the Final Valuation Date:	120.00	45.00	90.00
Hypothetical Coupon Threshold Level:	50.00	50.00	50.00
Hypothetical Downside Threshold Level:	50.00	50.00	50.00
Percentage Change on Final Valuation Date:	20.00%	-55.00%	-10.00%
In this example, RTY has the lowest Percentage Change and is therefore the Lowest Performing Reference Asset on the Final Valuation Date. Since the hypothetical Final Level of the Lowest Performing Reference Asset is less than its hypothetical Downside Threshold Level, you would lose a portion of the Principal Amount and receive a Payment at Maturity equal to $450.00 per Security, calculated as follows:
$1,000 + ($1,000 x Percentage Change of the Lowest Performing Reference Asset on the Final Valuation Date)
$1,000 + ($1,000 × –55.00%) = $450.00
In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $450.00 per Security, but no final Contingent Coupon Payment.
These examples illustrate that you will not participate in any appreciation of any Reference Asset, but will be fully exposed to a decrease in the Lowest Performing Reference Asset if the Final Level of the Lowest Performing Reference Asset is less than its Downside Threshold Level, even if the Final Levels of the other Reference Assets have appreciated or have not declined bellow their respective Downside Threshold Levels.
Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of TD. If TD were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

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Information Regarding the Reference Assets
All disclosures contained in this document regarding the Reference Assets, including, without limitation, their make-up, methods of calculation, and changes in any Reference Asset Constituents, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the respective Index Sponsors (as defined herein). The Index Sponsors, own the copyrights and all other rights to the applicable Reference Assets, have no obligation to continue to publish, and may discontinue publication of, the Reference Assets. None of the websites referenced in the Reference Asset descriptions below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference.
The graphs below sets forth the information relating to the historical performance of the Reference Assets for the periods specified. We obtained the information regarding the historical performance of the Reference Assets in the graphs below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Reference Assets. You are urged to make your own investigation into the Reference Assets.
Dow Jones Industrial Average®
The Dow Jones Industrial Average® (“INDU”) is a benchmark of performance for companies in the U.S. stock market by measuring the price-weighted average of 30 “blue-chip” U.S. stocks in all industries, with the exception of those in the transportation and utilities industry. The number of stocks in INDU was 12 in 1896, rose to 20 in 1916, then to 30 in 1928, and has been at that level ever since. INDU is calculated in U.S. dollars as well as Japanese yen.
While there are no quantitative rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors. Maintaining adequate sector representation within INDU is also a consideration in the selection process. Companies should be incorporated and headquartered in the U.S., with a plurality of revenues derived from the U.S.
INDU is maintained by an Averages Committee comprised of three representatives of S&P Dow Jones Indices LLC and two representatives of The Wall Street Journal (“WSJ”). The Averages Committee was created in March 2010, when Dow Jones Indexes became part of CME Group Index Services, LLC, a joint venture company owned by CME Group Inc. and by Dow Jones & Company, Inc. In July 2012, The McGraw-Hill Companies, now S&P Global Inc., and CME Group Inc. launched S&P Dow Jones Indices LLC (the “Index Sponsor”).
Changes to INDU are made on an as-needed basis. There is no annual or semi-annual reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time.
INDU is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of INDU is the sum of the primary exchange prices of each of the 30 common stocks included in INDU, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for composition changes, stock dividends, stock splits, other corporate actions and other price adjustments. The current divisor of INDU is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating INDU, no assurance can be given that the Index Sponsor will not modify or change this methodology in a manner that may affect the return on your investment.
The level of INDU is the sum of the primary exchange prices of each of the 30 component stocks included in INDU, divided by a divisor that is designed to provide a meaningful continuity in the level of INDU. Because INDU is price-weighted, stock splits or changes in the component stocks could result in distortions in INDU level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within INDU. The current divisor of INDU is published daily in the WSJ and other publications. In addition, other statistics based on INDU may be found in a variety of publicly available sources. The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the constituents of INDU on the current trading session and (b) the sum of the unadjusted closing prices of the constituents of INDU on the current trading session.
Select information regarding top constituents and industry and/or sector weightings may be made available by S&P Dow Jones Indices LLC on its website.
We have derived all information regarding INDU from publicly available information. Such information reflects the policies of, and is subject to change by, the Index Sponsor. The Index Sponsor owns the copyright and all other rights to INDU. The Index Sponsor has no obligation to continue to publish, and may discontinue publication of, INDU. Historical performance of INDU is not an indication of future performance. Future performance of INDU may differ significantly from historical performance, either positively or negatively.

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License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  These trademarks have been licensed for use by S&P Dow Jones Indices LLC. Dow Jones®, DJIA®, The Dow® and INDU are trademarks of Dow Jones and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by us.  INDU is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us.
The Securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of INDU to track general market performance.  S&P Dow Jones Indices’ only relationship to us with respect to INDU is the licensing of INDU and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors.  INDU is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the Securities.  S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the Securities into consideration in determining, composing or calculating INDU.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Securities.  There is no assurance that investment products based on INDU will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by us, but which may be similar to and competitive with the Securities.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of INDU.  It is possible that this trading activity will affect the value of the Securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF INDU OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INDU OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2017 through August 12, 2022. The dotted line represents its Coupon Threshold Level and Downside Threshold Level of 16,880.525, which is equal to 50.00% of its Closing Level on August 12, 2022.
We obtained the information regarding the historical performance of INDU in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of INDU should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Level of INDU on any day during the term of the Securities. We cannot give you any assurance that the performance of the Reference Asset will result in any positive return on your initial investment.
Dow Jones Industrial Average® (INDU)
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Russell 2000® Index
All disclosures contained in this pricing supplement regarding the Russell 2000® Index (the “RTY”), including, without limitation, its makeup, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the Frank Russell Company (“FTSE Russell”).
FTSE Russell, which owns the copyright and all other rights to the RTY, has no obligation to continue to publish, and may discontinue publication of, the RTY at any time. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the Securities, and FTSE Russell may discontinue publication of the RTY at any time. Neither we nor TDS accepts any responsibility for the calculation, maintenance or publication of the RTY or any successor index.
The RTY measures the performance of stocks of 2,000 companies in the U.S. equity market and is designed to track the performance of the small capitalization segment of the U.S. equity market. The RTY is a subset of the Russell 3000® Index, which is an index that measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY was set to 135 as of the close of business on December 31, 1986 and is calculated, maintained and published by FTSE Russell.
Select information regarding top constituents and industry and/or sector weightings may be made available by FTSE Russell on its website.
Selection of Stocks Underlying the RTY
All companies eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location and also trades on a “standard exchange” in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume). Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses an average of two years of assets or revenues data for this analysis to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country in which its headquarters (which is defined as the address of the company’s principal executive offices are located) unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Falkland Islands, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Liechtenstein, Marshall Islands, Monaco, Panama, Saba, Sint Eustatius, Sint Maarten, Suriname and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. A U.S.-listed company is not eligible for inclusion within the U.S. equity market if it has been classified by FTSE Russell as a China N share on the rank date of the index reconstitution. A company will be considered a China N share if the following criteria are satisfied: (i) the company is incorporated outside of the People’s Republic of China (the “PRC”), (ii) the company is listed on the NYSE, the Nasdaq or the NYSE American (formerly the NYSE MKT), (iii) over 55% of the revenue or assets of the company are derived from the PRC, and (iv) the company is controlled by a mainland Chinese entity, company or individual, provided that if the shareholder background cannot be determined with publicly available information, FTSE Russell will consider other criteria, including whether the establishment and origin of the company are in mainland China and whether the company is headquartered in mainland China. An existing China N Share which fails one or more of the following criteria will cease to be classified as a China N share: (i) the company is no longer incorporated outside the PRC, (ii) the company is no longer listed on the NYSE, the Nasdaq or the NYSE American, (iii) the percentages of revenue and assets derived from the PRC have both fallen below 45%, or (iv) the company is acquired by, or a controlling stake is held by, a non-Mainland Chinese state entity, company or individual. Only asset and revenue data from the most recent annual report is considered when evaluating whether a company should be classified a China N share (i.e., there will be no two year averaging).
FTSE Russell requires that all securities eligible for inclusion in the RTY trade on CBOE (formerly bats), NYSE, the Nasdaq exchange, NYSE American (formerly NYSE MKT) or NYSE Arca, each a “standard exchange”. Bulletin board, pink-sheets, and over-the-counter (“OTC”) traded securities are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. If an existing index member does not trade on the rank day in May, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. Initial public offerings are added each quarter and must have a closing price on its primary exchange at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion.

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An important criteria used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, FTSE Russell will determine a primary trading vehicle, and the price of that primary trading vehicle (usually the most liquid) is used to calculate market capitalization.
Companies with a total market capitalization of $30 million or less are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies, blank check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. Indices. Business development companies, exchange traded funds and mutual funds are also excluded. Bulletin board, pink-sheets, and OTC traded securities are not eligible for inclusion. Finally, to be eligible for the RTY a company must have average daily dollar trading volume that exceeds the global median, which is determined each reconstitution rank day by ranking all securities in investable countries by average daily dollar trading volume.
Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the last trading day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies. Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on market capitalization guidelines established during the most recent reconstitution.
After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.
License Agreement
The Russell 2000® Index is a trademark of FTSE Russell and has been licensed for use by TD. The Securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the Securities.
FTSE Russell does not guarantee the accuracy and/or the completeness of the Russell 2000® Index or any data included in the Russell 2000® Index and has no liability for any errors, omissions, or interruptions in the Russell 2000® Index. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the Securities, or any other person or entity from the use of the Russell 2000® Index or any data included in the Russell 2000® Index in connection with the rights licensed under the license agreement described in this document or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 2000® Index or any data included in the Russell 2000® Index. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.
The Securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the Russell 2000® Index is based. FTSE Russell's only relationship to TD is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell 2000® Index, which is determined, composed and calculated by FTSE Russell without regard to TD or the Securities. FTSE Russell is not responsible for and has not reviewed the Securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the Securities.
“Russell 2000®” and “Russell 3000®” are registered trademarks of FTSE Russell in the U.S. and other countries.

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Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2017 through August 12, 2022.The dotted line represents its Coupon Threshold Level and Downside Threshold Level of 1,008.308, which is equal to 50.00% of its Closing Level on August 12, 2022.
We obtained the information regarding the historical performance of RTY in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of RTY should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Level of RTY on any day during the term of the Securities. We cannot give you any assurance that the performance of the Reference Asset will result in any positive return on your initial investment.

Russell 2000® Index (RTY)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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S&P 500® Index
The S&P 500® Index (the “SPX”) includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (“NYSE”) and not all 500 companies are listed on the NYSE. The Index Sponsor, S&P Dow Jones Indices LLC, chooses companies for inclusion in the SPX with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. domiciled equity market. Although the SPX contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the SPX prior to July 31, 2017 may be represented by multiple share class lines in the SPX. The SPX is calculated, maintained and published by the Index Sponsor and is part of the S&P Dow Jones Indices family of indices. Additional information including sectors and sector weights and top constituents is available on the following website: spglobal.com/spdji/en/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this document or any document incorporated herein by reference.
The Index Sponsor intends for the SPX to provide a performance benchmark for the large-cap U.S. domiciled equity markets. Index additions and deletions are made on an as-needed basis and there is no schedule for constituent reviews. Constituent changes are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the SPX that are employed by the Index Sponsor include: the company proposed for addition should have an unadjusted company market capitalization of $14.6 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); the float-adjusted liquidity ratio of the stock (defined as the annual dollar value traded divided by the float-adjusted market capitalization) should be greater than or equal to 1.0 at the time of the addition to the SPX and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the available trading period for IPOs or spinoffs that do not have 365 calendar days of trading history); the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the SPX relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for initial public offerings, the company must be traded on an eligible exchange for at least twelve months (for former SPACs, S&P considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the SPX; spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the SPX). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the SPX provided they meet the unadjusted company level market capitalization eligibility criteria for the SPX. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the SPX’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the SPX, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the SPX at the discretion of the S&P Index Committee if the S&P Index Committee determines that the addition could minimize turnover and enhance the representativeness of the SPX as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, OTC bulletin board issues, closed-end funds, exchange-traded funds (“ETFs”), exchange-traded notes, royalty trusts, tracking stocks, special purpose acquisition companies, preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. SPX constituents are deleted from the SPX when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. SPX constituents that are delisted or moved to the pink sheets or the OTC bulletin board are removed, and those that experience a trading halt may be retained or removed in the Index Sponsor’s discretion. The Index Sponsor evaluates additions and deletions with a view to maintaining SPX continuity.
For constituents included in the SPX prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the SPX, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the SPX while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to SPX share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.
As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a SPX constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the SPX at the discretion of the S&P Index Committee.
Calculation of the SPX
The SPX is calculated using a base-weighted aggregative methodology. The level of the SPX on any day for which a level is published is determined by a fraction, the numerator of which is the aggregate of the market price of each SPX constituent times the number of

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shares of such SPX constituent, and the denominator of which is the divisor, which is described more fully below. The “market value” of any SPX constituent is the product of the market price per share of that SPX constituent times the number of the then-outstanding shares of such SPX constituent that are then included in the SPX.
The SPX is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by the Index Sponsor that is intended to maintain conformity in SPX levels over time and is adjusted for all changes in the SPX constituents’ share capital after the “base date” as described below. The level of the SPX reflects the total market value of all SPX constituents relative to the SPX’s base date of 1941-43.
In addition, the SPX is float-adjusted, meaning that the share counts used in calculating the SPX reflect only those shares available to investors rather than all of a company’s outstanding shares. The Index Sponsor seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, the Index Sponsor excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, ETF providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in SPX calculations.
The exclusion is accomplished by calculating an IWF for each SPX constituent that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares)/(total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line. In most cases, an IWF is reported to the nearest one percentage point.
Maintenance of the SPX
In order to keep the SPX comparable over time the Index Sponsor engages in an index maintenance process. The SPX maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the SPX, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the SPX methodology, at least once within any 12 month period, the S&P Index Committee reviews the SPX methodology to ensure the SPX continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the SPX, or investment and financial experts.
Divisor Adjustments
The two types of adjustments primarily used by the Index Sponsor are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the SPX. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected SPX constituent and consequently of altering the aggregate market value of the SPX constituents following the event. In order that the level of the SPX not be affected by the altered market value (which could be an increase or decrease) of the affected SPX constituent, the Index Sponsor generally derives a new divisor by dividing the post-event market value of the SPX constituents by the pre-event SPX level, which has the effect of reducing the SPX’s post-event level to the pre-event level.
Changes to the Number of Shares of a Constituent
The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At the Index Sponsor’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.
Accelerated Implementation Rule
1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:
(a)	at least US $150 million, and
(b)	at least 5% of the pre-event total shares.

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In addition to the materiality threshold, public offerings must satisfy the following conditions:
•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.
For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.
2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.
Exception to the Accelerated Implementation Rule
For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.
All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.
Announcement Policy
For accelerated implementation, the Index Sponsor will generally provide two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.
IWF Updates
Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.
IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless if there is an associated share change.
Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.
Other than the situations described above, please note that IWF changes are only made at the annual IWF review.
Share Updates
For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.
Exceptions:
Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.
Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period
A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.
Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).
During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all  changes that qualify for accelerated implementation  and would typically be announced or effective during the share/IWF freeze period. At the

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end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month, and implemented five business days after the quarterly rebalancing effective date.
Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in the SPX. Certain corporate actions require the Index Sponsor to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the level of the SPX from changing as a result of the corporate action. This helps ensure that the movement of the SPX does not reflect the corporate actions of individual companies in the SPX.
Spin-Offs
As a general policy, a spin-off security is added to the SPX on the ex-date at a price of zero (with no divisor adjustment) and will remain in the SPX for at least one trading day. The spin-off security will remain in the SPX if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the SPX, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the SPX constituents proportionately such that the relative weights of all SPX constituents are unchanged. The net change in SPX market capitalization will cause a divisor change.
Companies that are spun off from a SPX constituent do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for SPX purposes. At the discretion of the S&P Index Committee, a spin-off company may be retained in the SPX if the S&P Index Committee determines it has a total market capitalization representative of the SPX. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the SPX but there are other SPX constituents that have a significantly lower total market capitalization than the spin-off company, the S&P Index Committee may decide to retain the spin-off company in the SPX.
Several additional types of corporate actions, and their related treatment, are listed in the table below.
Corporate Action	Treatment
SPX constituent addition/deletion
Addition
SPX constituents are added at the float market capitalization weight. The net change to the SPX market capitalization causes a divisor adjustment.
Deletion
The weights of all SPX constituents in the SPX will proportionally change. Relative weights will stay the same. The divisor will change due to the net change in the SPX market capitalization.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the SPX. The change to the SPX market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the SPX market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the SPX market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the SPX does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the SPX.
Special dividend	The stock price is adjusted by the amount of the special dividend. The net change to the SPX market capitalization causes a divisor adjustment.

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Rights Offering
All rights offerings that are in-the-money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the SPX.
Recalculation Policy
The Index Sponsor reserves the right to recalculate and republish the SPX at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of SPX methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the SPX is made at the discretion of the index manager and/or index committee, as further discussed below. The potential market impact or disruption resulting from a  recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or  misapplied corporate action, a late announcement of a corporate action , or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the SPX is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the SPX should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of SPX constituents, the index committee shall determine whether or not to recalculate the SPX following specified guidelines. In the event that the SPX is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
Calculations and Pricing Disruptions
Closing levels for the SPX are calculated by the Index Sponsor based on the closing price of the individual constituents of the SPX as set by their primary exchange. Closing prices are received by the Index Sponsor from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time SPX levels are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.
If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the Index Sponsor website at spdji.com indicating any changes to the prices used in SPX calculations. In extreme circumstances, the Index Sponsor may decide to delay SPX adjustments or not publish the SPX. Real-time indices are not restated.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, the Index Sponsor is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. The Index Sponsor’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, the Index Sponsor also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, the Index Sponsor will take the following actions:

Market Disruption Prior to Open of Trading:
(i)    If all exchanges indicate that trading will not open for a given day, the Index Sponsor will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.
(ii)   If exchanges indicate that trading, although delayed, will open for a given day, the Index Sponsor will begin index calculation when the exchanges open.

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Market Disruption Intraday:
(i)    If exchanges indicate that trading will not resume for a given day, the SPX level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday SPX levels will continue to use the last traded composite price until the primary exchange publishes official closing prices.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by the Index Sponsor. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed for certain purposes by us. The S&P 500® Index is a product of the Index Sponsor and/or its affiliates and has been licensed for use by us.
The Securities are not sponsored, endorsed, sold or promoted by the Index Sponsor, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P 500® Index is the licensing of the S&P 500® Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the Securities. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the Securities into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Securities. There is no assurance that investment products based on the S&P 500® Index will accurately track S&P 500® Index performance or provide positive investment returns. S&P and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by us, but which may be similar to and competitive with the Securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Index. It is possible that this trading activity will affect the value of the Securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2017 through August 12, 2022. The dotted line represents its Coupon Threshold Level and Downside Threshold Level of 2,140.075, which is equal to 50.00% of its Closing Level on August 12, 2022.
We obtained the information regarding the historical performance of SPX in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of SPX should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Level of SPX on any day during the term of the Securities. We cannot give you any assurance that the performance of the Reference Asset will result in any positive return on your initial investment.
S&P 500® Index (SPX)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Material U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of your investment in the Securities are uncertain. No statutory, regulatory, judicial or administrative authority directly discusses the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. We will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the Securities. An investment in the Securities is not appropriate for non-U.S. holders and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the Securities. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.
Tax Treatment to U.S. Holders. By purchasing the Securities, you agree with TD, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Securities as prepaid derivative contracts with respect to the Reference Assets with associated contingent coupons. If your Securities are so treated, any Contingent Coupon Payments paid on the Securities (including any Contingent Coupon Payments paid with respect to a Contingent Coupon Payment Date or on the Maturity Date) would be treated as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purposes. Holders are urged to consult their tax advisor concerning the significance, and the potential impact, of the above considerations.
Upon the taxable disposition of your Securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid Contingent Coupon Payments, which would be treated as ordinary income) and your tax basis in the Securities. Your tax basis in a Security generally should equal your cost for the Security. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses may be subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a Contingent Coupon Payment Date, but that could be attributed to an expected Contingent Coupon Payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – U.S. Federal Income Tax Treatment – Alternative Treatments” in the product supplement.
Except to the extent otherwise required by law, TD intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue current income, possibly in excess of any Contingent Coupon Payments received, and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain recognized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

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Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there may be no interest payments over the term of the Securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.
You are urged to consult your tax advisor concerning the application of U.S. federal income tax laws to an investment in the Securities, as well as any tax consequences of the beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD).

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions
We have appointed TDS, an affiliate of TD, and Wells Fargo Securities, as the Agents for the sale of the Securities. Pursuant to the terms of a distribution agreement, the Agents have agreed to purchase the Securities from TD at the public offering price less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers, including WFA. The Agents may resell the Securities to other registered broker-dealers at the public offering price less a concession of $12.50 (1.25%) per $1,000 Principal Amount of the Securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per $1,000 Principal Amount of the Securities of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. The Agents or other registered broker-dealers have generally offered the Securities at the public offering price set forth on the cover page of this pricing supplement. Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may have agreed to forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Securities in these accounts may have been as low as $981.75 (98.175%) per $1,000 Principal Amount of the Securities. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities.
In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $2.50 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Conflicts of Interest. TDS is an affiliate of TD and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the Securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliated agent of ours is permitted to sell the Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the Securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the Securities after their initial sale. If a purchaser buys the Securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.
Prohibition of Sales to European Economic Area Retail Investors
The Securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)
a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The Securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403) (as may be amended or superseded from time to time); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403) (as may be amended or superseded from time to time); or

(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA, subject to amendments made by the Prospectus (Amendment etc.) (EU Exit) Regulations 2019 (SI 2019/1234) (as may be amended or superseded from time to time); and

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(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, subject to amendments made by the Packaged Retail and Insurance-based Investment Products (Amendment) (EU Exit) Regulations 2019 (SI 2019/403) (as may be amended or superseded from time to time, the “UK PRIIPs Regulation”) for offering or selling any Securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any Securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Additional Information Regarding the Estimated Value of the Securities
The final terms for the Securities were determined on the Pricing Date, as indicated under “Summary” herein, based on prevailing market conditions on the Pricing Date, and are set forth in this pricing supplement.
The economic terms of the Securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, estimated costs which we may incur in connection with the Securities and an estimate of the difference between the amounts we pay to an affiliate of WFS and the amounts that an affiliate of WFS pays to us in connection with hedging your Securities as described further under “Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions” above. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the Securities.
On the cover page of this pricing supplement, we have provided the estimated value for the Securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the Securities, and our internal funding rate. For more information about the estimated value, see “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the Securities. For more information see the discussion under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity — The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.”
Our estimated value of the Securities is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market, if any, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately three months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities which we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Issue Date of the Securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Additional Risk Factors” in this pricing supplement.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the Securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated March 4, 2022 filed as an exhibit to the Current Report on Form 6-K on March 4, 2022.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the Securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the Securities, the Securities will have been validly executed and issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the Indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the Senior Indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated February 4, 2022, which has been filed as Exhibit 5.2 to the Registration Statement on Form F-3 filed by TD on February 4, 2022.

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